Exhibit 4.40

THE SECURITIES REPRESENTED BY THIS WARRANT (AND THE SECURITIES ISSUABLE UPON EXERCISE OF THIS WARRANT) HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, OR ANY STATE SECURITIES STATUTE. THE SECURITIES HAVE BEEN ACQUIRED FOR INVESTMENT AND NOT WITH A VIEW TO DISTRIBUTION OR RESALE, AND MAY NOT BE SOLD, MORTGAGED, PLEDGED, HYPOTHECATED OR OTHERWISE TRANSFERRED WITHOUT AN EFFECTIVE REGISTRATION STATEMENT FOR SUCH SECURITIES UNDER THE SECURITIES ACT OF 1933 AND ANY APPLICABLE STATE SECURITIES STATUTE, OR UNLESS AN EXEMPTION FROM REGISTRATION IS AVAILABLE THEREUNDER.


Shares Issuable Upon Exercise:  Up to 25,000 shares of the Class A Common Stock,
                                $.01 par value, of PHC, Inc.

            WARRANT TO PURCHASE 25,000 SHARES OF CLASS A COMMON STOCK

                        Expires March 20, 2006 (5 years)

     THIS CERTIFIES THAT, for value received, Union Atlantic Capital, LC is entitled to subscribe for and purchase that number of shares (the "Shares") of the fully paid and nonassessable Class A Common Stock, $.01 par value, (the "Class A Common Stock") of PHC, Inc., a Massachusetts corporation (the "Company"), for a price of $0.21 per Share (the "Warrant Price"), subject to the provisions and upon the terms and conditions hereinafter set forth. As used herein, the term "Shares" shall mean the Company's Class A Common Stock, or any stock into or for which such Class A Common Stock shall have been or may hereafter be converted or exchanged pursuant to the Articles of Incorporation of the Company as from time to time amended as provided by law and in such Articles (hereinafter the "Charter"), and the term "Grant Date" shall mean March 20, 2001.

     1. Term. Subject to the provisions of this Warrant, the purchase right represented by this Warrant is exercisable, in whole or in part, at any time and from time to time from and after the Grant Date and prior to March 20, 2006.

     Notwithstanding anything to the contrary contained herein, neither this Warrant nor any rights hereunder may be transferred or assigned except to an Assignee who is an "accredited investor" within the meaning of Regulation D of the General Rules and Regulations of the Securities Act of 1933.

     2 (a). Method of Exercise. The purchase right represented by this Warrant may be exercised by the holder hereof, in whole or in part and from time to time, by either, at the election of this holder, (a) the surrender of the Warrant (with the notice of exercise form attached hereto as Exhibit A-1 duly executed) at the principal office of the Company and by the payment to the Company by certified or bank check or by wire transfer, of an amount equal to the then applicable Warrant Price multiplied by the number of shares then being purchased or (b) if in connection with a registered public offering of the Company's securities (provided that such offering includes the shares), the surrender of this Warrant (with the notice of exercise form attached hereto as Exhibit A-2 duly executed) at the principal office of the Company together with notice of arrangements reasonably satisfactory to the Company and any underwriter, in the case of an underwritten registered public offering, for payment to the Company either by certified or bank check or by wire transfer of from the proceeds of the sale of Shares to be sold by the holder in such public offering of an amount equal to the then applicable Warrant Price per Share multiplied by the number of Shares then being purchased. The person or persons in whose name(s) any certificate(s) representing Shares which shall be issuable upon exercise of this Warrant shall be deemed to have become the holder(s) of record of, and shall be treated for all purposes as the record holder(s) of, the shares represented thereby (and such shares shall be deemed to have been issued) immediately prior to the close of business on the date or dates upon which this Warrant is exercised and the then applicable Warrant Price paid. In the event of any exercise of the rights represented by this Warrant, certificates for the shares of stock so purchased shall be delivered to the holder hereof as soon as possible and in any event within ten (10) days of receipt of such notice and payment of the then applicable Warrant Price and, unless this Warrant has been fully exercised or expired, a new Warrant representing the portion of the Shares, if any, with respect to which this Warrant shall not then have been exercised shall also be issued to the holder hereof as soon as possible and in any event within such ten-day period.

     2 (b). In lieu of exercising this Warrant in the manner set forth in sub-paragraph 2(a) above, this Warrant may be exercised without payment of any other consideration, commission or remuneration, by presentation and surrender of this Warrant to the Company, together with a written notice of the Holder of this Warrant of the intention to effect a cashless exercise ("Notice of Cashless Exercise, Exhibit A-3"), duly will be computed using the following formula:

                                  X = Y (A-B)/A

where;

     X= the number of shares of Common Stock to be issued to the Holder of this Warrant.

     Y= the number of shares of Common Stock for which this Warrant is being exercised.

     A= the Closing Price. The Closing Price means the closing price per share of the Common Stock on the last business day prior to the date of receipt of this Warrant and the Notice of Cashless Exercise, on the principal national securities exchange in the United States on which the Common Stock is listed or admitted to trading, or if the Common Stock is not listed or admitted to trading on any such national securities exchange, the average of the highest reported bid and lowest reported asked price, on such day, as furnished by the National Association of Securities Dealers, Inc. ("Nasdaq") through its automated quotation system or a similar organization of Nasdaq is no longer reporting such information.

     B=   the Exercise Price.

     For purposes of Rule 144, as promulgated under the Securities Act of 1933, as amended (the "Act"), and subsection (d) (3) (iii) of such Rule is intended, that the common Stock issuable upon exercise of this Warrant in a cashless exercise transaction shall be deemed to have been acquired at the time this Warrant was issued. Moreover, it is intended, that the holding period for the Common Stock issuable upon exercise of this Warrant in a cashless exercise transaction shall be deemed to have commenced on the date this Warrant was issued. Therefore, shares issued after December 20, 2001 shall not be restricted or legend bearing certificates.

     3. Stock Fully Paid; Reservation of Shares. All shares that may be issued upon the exercise of the rights represented by this Warrant will upon issuance, be fully paid and nonassessable, and free from all taxes, liens and charges with respect to the issue thereof. During the period within which the rights represented by the Warrant may be exercised, the Company will at all times have authorized and reserved for the purpose of issuance upon exercise of the purchase rights evidenced by this Warrant, a sufficient number of shares of Class A Common Stock to provide for the exercise of the rights represented by this Warrant.

     4. Adjustment of Warrant Price and Number of Shares. The number and kind of securities purchasable upon the exercise of the Warrant Agreement and the Warrant Price shall be subject to adjustment from time to time upon the occurrence of certain events, as follows:

     4.1 Reclassification. In case of any reclassification, change or conversion of the Company's Class A Common Stock (other than a change in par value, or from par value to no par value, or from no par value to par value, or as a result of a subdivision or combination), the Company, shall execute a new Warrant
Agreement (in form and substance reasonably satisfactory to the Holder) providing that the Holder of this Warrant Agreement shall have the right to exercise such new Warrant Agreement and upon such exercise and payment of the then applicable Warrant Price to receive, in lieu of each Share theretofore issuable upon exercise of this Warrant Agreement, the kind and amount of shares of stock, other securities, money and property receivable upon such reclassification or change by a holder of one share of Class A Common Stock. Such new Warrant Agreement shall provide for adjustments that shall be as nearly equivalent as may be practicable to the adjustments provided for in this Section
4.1. The provisions of this Section 4.1 shall similarly apply to successive reclassifications and changes.

     4.2 Subdivision or Combination of Shares. If the Company at any time while this Warrant remains outstanding and unexpired shall subdivide or combine its Class A Common Stock, the Warrant Price and the number of Shares issuable upon exercise hereof shall be equitably adjusted.

     4.3 Stock Dividends. If the Company at any time while this Warrant is outstanding and unexpired shall pay a dividend payable in shares of Class A Common Stock (except any distribution specifically provided for in the foregoing Sections 4.1 and 4.2), then the Warrant Price shall be adjusted, from and after the date of determination of shareholders entitled to receive such dividend or distribution, to that price determined by multiplying the Warrant Price in effect immediately prior to such date of determination by a fraction (a) the numerator of which shall be the total number of shares of Class A Common Stock outstanding immediately prior to such dividend or distribution, and (b) the denominator of which shall be the total number of shares of Class A Common Stock outstanding immediately after such dividend or distribution and the number of Shares subject to this Warrant shall be appropriately adjusted.

     4.4 No Impairment. The Company will not, by amendment of its Charter or through any reorganization, recapitalization, transfer of assets, consolidation, merger, dissolution, issue or sale of securities or any other voluntary action, avoid or seek to avoid the observance or performance of any of the terms to be observed or performed hereunder by the Company, but will at all times in good faith assist in the carrying out of all the provisions of this Article 4 and in the taking of all such action as may be necessary or appropriate in order to protect the rights of the Holder of this Warrant Agreement against impairment.

     4.5 Notices of Record Date. In the event of any taking by the Company of a record of its shareholders for the purpose of determining shareholders who are entitled to receive payment of any dividend or other distribution, or for the purpose of determining shareholders who are entitled to vote in connection with any proposed merger or consolidation of the Company with or into any other corporation, or any proposed sale, lease or conveyance of all or substantially all of the assets of the Company, or any proposed liquidation, dissolution or winding up of the Company, the Company shall mail to the holder of this Warrant, at least fifteen (15) days prior to the date specified therein, a notice specifying the date on which any such record is to be taken for the purpose of such dividend, distribution or vote, and the amount and character of such dividend, distribution or vote.

     4.6 Adjustment to Number of Shares and Warrant Price Based on Dilutive Issuance If and whenever the Company should issue shares of its Class A Common Stock at a price per share less than the average of the closing of the bid and asked prices for such Class A Common Stock for the last trading day immediately prior to the issuance of such shares (other than shares issued pursuant to an employee benefit plan including Class A Common Stock issued or issuable to the officers or employees or directors of or consultants to the Company and approved by a disinterested majority of the directors of the Company), then the Warrant Price shall be adjusted by dividing (1) the sum of (A) the total number of shares of Class A Common Stock outstanding immediately prior to such issuance multiplied by the then effective Warrant Price and (B) the value of the consideration received by the Company upon such issuances as determined by the Board of Directors by (2) the total number of shares of Class A Common Stock outstanding immediately after such issuance. The holder of the Warrant shall thereafter be entitled to purchase, at the Warrant Price resulting from such adjustment, the number of Shares (calculated to the nearest whole share) obtained by multiplying the Warrant Price in effect immediately prior to such adjustment by the number of shares issuable upon the exercise hereof immediately prior to such adjustment and dividing the product thereof by the Warrant Price resulting from such adjustment. For the purpose of this paragraph (d) the issuance of securities convertible into or exercisable for the Class A Common Stock shall be deemed the issuance of the number of shares of Class A Common Stock into which such securities are convertible or for which such securities are exercisable, and the consideration received for such securities shall be deemed to include the minimum aggregate amount payable upon conversion or exercise of such securities expire unexercised, the Warrant Price of Shares issuable upon the exercise hereof shall be readjusted accordingly.

     5. Notice of Adjustments. Whenever the Warrant Price or number of Shares shall be adjusted pursuant to the provisions hereof, the Company shall within thirty (30) days of such adjustments deliver a certificate signed by its chief financial officer to the registered holder(s) hereof setting forth in reasonable detail, the event requiring the adjustment, the amount of the adjustment, the method by which such adjustment was calculated, and the Warrant Price after giving effect to such adjustment.

      6. Fractional Shares. No fractional Shares will be issued in connection with any exercise hereunder, but in lieu of such fractional shares the
Company
shall make a cash payment therefor upon the basis of the Warrant Price then in effect.

     7.   Compliance    with    Securities    Act,    Disposition   of   Shares.

     7.1 Compliance with Securities Act. The holder of this Warrant, by acceptance hereof, reconfirms the representations made by the Purchaser in a letter agreement with the Company as of the date hereof (the "Letter Agreement") and agrees to the placement of a restrictive transfer legend on this Warrant and the certificates representing the shares.

     7.2 Disposition of Warrants and Shares. With respect to any offer, sale or other disposition of this Warrant or any Shares acquired pursuant to the exercise of this Warrant prior to registration of this Warrant or such Shares, the holder hereof and each subsequent holder of this Warrant agrees to give written notice to the Company prior thereto, describing briefly the manner thereof, together with a written opinion of such holder's counsel, if reasonably requested by the Company (and, in such case, such counsel and opinion must be reasonably acceptable to the Company), to the effect that such offer, sale or other disposition my be effected without registration or qualification (under the Securities Act of 1933 (the "Act") as then in effect or any federal or state law then in effect) and indicating whether or not under the Act certificates for this Warrant or such Shares to be sold or otherwise disposed of require any restrictive legend as to applicable restrictions on transferability in order to insure compliance with the Act. Each certificate representing this Warrant or the Shares thus transferred (except a transfer pursuant to Rule 144) shall bear a legend as to the applicable restrictions on transferability in order to ensure compliance with the Act, unless in the aforesaid opinion of counsel for the holder,, such legend is not required in order to ensure compliance with the Act. The Company may issue stop transfer instructions to its transfer agent in connection with the foregoing restrictions.

     8. Rights as Shareholders. No holder of the Warrant, as such, shall be entitled to vote or receive dividends or be deemed the holder of Shares or any other securities of the Company which may at any time be issuable on the exercise thereof for any purpose, nor shall anything contained herein, be construed to confer upon the holder of this Warrant, as such any of the rights of a shareholder of the Company or any right to vote for the election of directors or upon any matter submitted to shareholders at any meeting thereof, or to receive notice of meetings (except as otherwise provided in Section 4.5 of this warrant), or to receive dividends or subscription rights or otherwise until this Warrant shall have been exercised and the Shares purchasable upon the exercise hereof shall have become deliverable, as provided herein.

     9. Representations and Warranties. This Warrant is issued and delivered on the basis of the following:

     9.1 Authorization and Delivery. This Warrant has been duly authorized and executed by the Company and when delivered will be valid and binding obligation of the Company enforceable in accordance with its terms; and

     9.2 Shares. The Shares have been duly authorized and reserved for issuance by the Company and when issued and paid for in accordance with the terms hereof, will be validly issued, fully paid and nonassessable.

     10. Modification and Waiver. This Warrant and any provision hereof may be changed, waived, discharged or terminated only by an instrument in writing signed by the party against which enforcement of the same is sought.

     11. Notices. Any notice, request or other document required or permitted to be given or delivered to the holder hereof or the Company shall be delivered in the manner set forth in the Letter Agreement.

     12. Binding Effect of Successors. This Warrant shall be binding upon any corporation succeeding the Company by merger of consolidation, and all of the obligations of the Company relating to the Shares issuable upon the exercise of this Warrant shall be as set forth in the Letter Agreement, the Company's Charter and the Company's by-laws (each as amended from time to time) and shall survive the exercise and termination of this Warrant and all of the covenants and agreements herein and in such other documents and instruments of the Company shall inure to the benefit of the successors and assigns of the holder hereof. The Company will, at the time of the exercise of this Warrant, in whole or in part, upon request of the holder hereof but at the Company's expense, acknowledge in writing its continuing obligation to the holder hereof in respect of any rights (including without limitation, any right to registration of the Shares) to which the holder hereof shall continue to be entitled after such exercise in accordance with this Warrant; provided that the failure of the holder hereof to make any such request shall not affect the continuing obligation of the Company to the holder hereof in respect of such rights.

     13. Lost Warrants or Stock Certificates. The Company covenants to the holder hereof that upon receipt of evidence reasonable satisfactory to the Company of the loss, theft, destruction, or mutilation of this Warrant or any stock certificates and, in the case of any such loss, theft or destruction, upon receipt of an indemnity reasonable satisfactory to the Company, or in the case of any such mutilation upon surrender and cancellation of such Warrant or stock certificate, the Company will make and deliver a new Warrant or stock certificate, or like tenor, in lieu of the lost, stolen, destroyed or mutilated Warrant or stock certificate.

     14.  Descriptive   Headings.   The  descriptive  headings  of  the  several
paragraphs of this Warrant are inserted for convenience only and do not constitute a part of this Warrant.

     15. Governing Law. This Warrant shall be construed and enforced in accordance with, and the rights of the parties shall be governed by, the laws of the Commonwealth of Massachusetts.



                                    PHC, INC.


                                    By:  /s/  Bruce A. Shear
                                                  President
                                    Date:     March 20, 2001

                                   Exhibit A-1

                               Notice of Exercise

To:

     1. The undersigned hereby elects to purchase _______ Shares of PHC, Inc. pursuant to the terms of the attached Warrant, and tenders herewith payment of the purchase price of such Shares in full.

     2. Please issue a certificate or certificates representing the Shares deliverable upon the exercise set forth in paragraph 1 in the name of the undersigned or, subject to compliance with the restrictions on transfer set forth in Section 7 of the Warrant, in such other name or names as are specified below:

                         ------------------------------------
                                     (Name)


                        -------------------------------------

                        -------------------------------------

                        -------------------------------------
                                    (Address)

     3. The undersigned represents that the aforesaid shares are being acquired for the account of the undersigned for investment and not with a view to, or for resale in connection with, the distribution thereof and that the undersigned has not present intention of distributing or reselling such shares.



-------------------------------
Signature


-----------------
Date

                                   Exhibit A-2

                               Notice of Exercise

To:

     1. Contingent upon and effective immediately prior to the closing (the "Closing") of the Company's public offering contemplated by the Registration Statement of Form S _______, filed _______, ______ the undersigned hereby elects to purchase Shares of the Company (or such lesser number of Shares as may be sold on behalf of the undersigned at the Closing) pursuant to the terms of the attached Warrant.

     2. Please deliver to the custodian for the selling shareholders a certificate representing the Shares being so purchased.

      3. The undersigned has instructed the custodian for the selling shareholders to deliver to the Company $ _________ of, if less, the net proceeds due the undersigned from the sales of Shares in the aforesaid public offering. If such net proceeds are less than the purchase price for such Shares, the undersigned agrees to deliver the difference to the Company prior to the Closing.



-------------------------------
Signature


-----------------
Date



warrants.dot

                                   Exhibit A-3

                           Notice of Cashless Exercise


To:         Pioneer Behavioral Health, Inc.
            200 Lake Street
            Suite 200
            Peabody, MA  01960

     The undersigned hereby exercises his, her, or its rights to a cashless exercise of shares of Common Stock, par value $0.01 per share ("the Common Stock"), of Pioneer Behavioral Health Inc., a Massachusetts Corporation (the "Company"), covered by the within Warrant in accordance with the provisions of sub-paragraph 1(b) of the within Warrant and requests that certificates for the securities constituting _______ shares of Common Stock be issued in the name of, and delivered to:


     ----------------------------------------------------------------------
            (Print Name, Address, Social Security or Tax ID Number)

     and, if such number of shares of Common Stock shall not constitute all such shares of Common Stock covered by the within Warrant, that a new Warrant for the balance of the shares of Common Stock covered by the within Warrant shall be registered in the name of, and delivered to, the undersigned at the address stated below.


Dated:  _____________                        Name:  ______________________
                                                        (Signature)

Address: ________________________

        ________________________